Exhibit (r)(4)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints BRIAN GREENSPAN as his true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statements listed on the attached schedule, for AMERICAN GENERAL LIFE INSURANCE COMPANY, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK which serve as Depositors and AMERICAN HOME ASSURANCE COMPANY which serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional insurance and annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ALEXANDER R. BAUGH ALEXANDER R. BAUGH	Director, President, CEO and Chairman of the Board of Directors	April 19, 2019

/s/ THOMAS A. BOLT THOMAS A. BOLT	Directors	April 19, 2019

/s/ CHARLES A. FRY CHARLES A. FRY	Director	April 19, 2019

/s/ ELIAS F. HABAYEB ELIAS F. HABAYEB	Director and Chief Financial Officer	April 19, 2019

/s/ BARBARA LUCK BARBARA LUCK	Director	April 19, 2019

/s/ KENNETH RIEGLER KENNETH RIEGLER	Director	April 19, 2019

/s/ ANTHONY VIDOVICH ANTHONY VIDOVICH	Director	April 19, 2019

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AMERICAN HOME ASSURANCE COMPANY

GUARANTOR PRODUCT SCHEDULE – 4/4/18

Registrant Name	File Nos.
AGL VARIABLE SEPARATE ACCOUNT 811-03859	333-185797 American Pathway II 333-185798 Polaris
333-185799 Polaris II
333-185831 PolarisAmerica
333-185838 Polaris Platinum II
333-185800 Polaris II Platinum Series
333-185837 Polaris Choice II / Polaris Choice III
333-185818 WM Diversified Strategies
333-185820 WM Diversified Strategies III
333-185815 Polaris Advisor
333-185801 Polaris Protector
333-185816 Polaris Preferred Solution

AGL VARIABLE ANNUITY ACCOUNT ONE 811-04296	333-185802 ICAP II

AGL VARIABLE ANNUITY ACCOUNT TWO 811-08626	333-185821 Vista Capital Advantage

AGL VARIABLE ANNUITY ACCOUNT FOUR 811-08874	333-185803 Anchor Advisor

AGL VARIABLE ANNUITY ACCOUNT FIVE 811-07727	333-185829 Seasons 333-185804 Seasons Select II
333-185825 Seasons Select
333-185826 Seasons Triple Elite / Seasons Elite
333-185822 Seasons Advisor
333-185824 Seasons Advisor II
333-185828 Seasons Preferred Solution

AGL VARIABLE ANNUITY ACCOUNT SEVEN 811-09003	333-185806 Polaris Plus 333-185807 Polaris II A-Class / Polaris II A-Class Platinum Series
333-185832 Polaris II Asset Manager

AGL VARIABLE ANNUITY ACCOUNT NINE 811-21096	333-185834 Ovation 333-185835 Ovation Plus
333-185841 Ovation Advantage
333-185842 Ovation Advisor

USL - FS VARIABLE SEPARATE ACCOUNT 811-08810	333-178854 Polaris NY/ Polaris II NY / Polaris II NY – Jones 333-178859 WM Diversified Strategies III NY
333-178857 FSA Advisor
333-178853 Polaris Choice NY / Polaris Choice III NY
333-178855 Polaris II A-Class Platinum Series NY
333-178850 Polaris Advantage NY

USL - FS VARIABLE ANNUITY ACCOUNT ONE 811-06313	333-178861 ICAP II NY

USL - FS VARIABLE ANNUITY ACCOUNT TWO 811-08624	333-178863 Vista Capital Advantage NY

USL - FS VARIABLE ANNUITY ACCOUNT FIVE 811-08369	333-178860 Seasons Triple Elite NY/ Seasons Elite NY 333-178858 Seasons Select II NY

AGL SEPARATE ACCOUNT A 811-01491	033-44745 Black, VA, Blue VA, Green VA 033-44744 Orange VA, Yellow VA

AGL SEPARATE ACCOUNT D 811-02441	033-43390 Generations VA, Variety Plus VA 002-49805 Front End Load, Regular Surr. Charge
333-70667 Platinum Investor VA
333-40637 Select Reserve VA
033-57730 WM Advantage VA
333-109206 Platinum Investor IVA
333-25549 WM Strategic Asset Manager VA

AGL SEPARATE ACCOUNT VA-1 811-07781	333-102302 The Chairman VA

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Registrant Name	File Nos.
AGL SEPARATE ACCOUNT VA-2 811-01990 811-01990	333-102303 Individual VA Contracts

AGL SEPARATE ACCOUNT VL-R 811-08561	333-89897 AG Legacy Plus 333-42567 Platinum Investor I VUL
333-90787 Platinum Investor Survivor VUL
333-80191 Corporate America VUL
333-53909 Legacy Plus VUL (Orig.)
333-103361 Platinum Investor II VUL
333-43264 Platinum Investor III VUL
333-188318 Platinum Investor IV VUL
333-129552 Platinum Investor VIP (Orig.)
333-109613 Platinum Investor FlexDirector
333-82983 Platinum Investor PLUS VUL
333-65170 Platinum Investor Survivor VUL
333-87307 Platinum Investor Survivor II VUL
333-87307 The ONE VUL Solution

AGL SEPARATE ACCOUNT VUL 811-05794	333-102301 EquiBuilder VUL

AGL SEPARATE ACCOUNT VUL-2 811-06366	333-102300 EquiBuilder II VUL 333-102299 EquiBuilder III VUL

USL SEPARATE ACCOUNT USL VL-R 811-09359	333-151575 Income Advantage Select VUL 333-149403 Protection Advantage Select VUL
333-137941 Platinum Investor VIP VUL
333-105246 Platinum Investor PLUS VUL
333-79471 Platinum Investor VUL

USL SEPARATE ACCOUNT USL VA-R 811-09007	333-63673 Generations VA

VALIC SEPARATE ACCOUNT A 811-03240	002-32783 GUP & GTS-VA 033-75292 Portfolio Director / Portfolio Director 2/
Portfolio Director Plus
333-49232 Potentia
002-96223 UIT-981
333-124398 Independence Plus VA

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